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                                                                    EXHIBIT 99.2

                                    [FORM OF]
                             STOCK OPTION AGREEMENT
                                [GRANTED IN 2002]

        THIS STOCK OPTION AGREEMENT ("Agreement") is effective as of _____________, 2002, by and between OPTIMUMCARE CORPORATION, a Delaware corporation ("Corporation"), and _______________________________________
("Optionee").

                                 R E C I T A LS

        On ______________________, 2002, the Board of Directors of the
Corporation, had a meeting authorizing the following stock options.

                                A G R E E M E N T

        It is hereby agreed as follows:

        14 GRANT OF OPTIONS. The Corporation hereby grants to Optionee, Options ("Options") to purchase all or any part of __________________ shares subject to the terms and conditions set forth herein.

        15 OPTION PERIOD. The Options shall be exercisable (subject to the provisions of Section 9 and 11) and expiring on the date five (5) years from the date of grant.

        16 METHOD OF EXERCISE. The Options shall be exercisable by Optionee by giving written notice to the Corporation of the election to purchase and of the number of shares Optionee elects to purchase, such notice to be accompanied by such other executed instruments or documents as may be required by the Board of Directors pursuant to this Agreement, and unless otherwise directed by the Board of Directors, Optionee shall at the time of such exercise tender the purchase price of the share he has elected to purchase. An Optionee may purchase less than the total number of shares for which the Option is exercisable, provided that a partial exercise of an Option may not be for less than One Hundred (100) shares. If Optionee shall not purchase all of the shares which he is entitled to purchase under the Options, his right to purchase the remaining unpurchased shares shall continue until expiration of the Options. The Options shall be exercisable with respect of whole shares only, and fractional share interests shall be disregarded.

        17 AMOUNT OF PURCHASE PRICE. The purchase price per share for each share which Optionee is entitled to purchase under the Options shall be $_________ per share.

        18 PAYMENT OF PURCHASE PRICE. At the time of Optionee's notice of exercise of the Options, Optionee shall tender in cash or by certified or bank cashier's check payable to the Corporation, the purchase price for all shares then being purchased. Provided, however, the Board of Directors may, in its sole discretion, permit payment by the Corporation of the purchase price in whole or in part with shares. If the Optionee is so permitted, and the Optionee elects to make payment with shares, the Optionee shall deliver to the Corporation certificates representing the number of shares in payment for new shares, duly endorsed for transfer to the Corporation, together with any written representations relating to title, liens and encumbrances, securities laws, rules and regulatory compliance, or other matters, reasonably requested by the Board of Directors. The value of shares so tendered shall be their fair market value per share on the date of the Optionee's notice of exercise as determined by the Board of Directors in good faith. The Board of Directors is authorized to make its determination as to the fair



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market value per share of the Shares on the following basis: (i) if the Shares are traded only otherwise than on a securities exchange and are not quoted on the National Association of Securities Dealers' Automated Quotation system("NASDAQ"), but are quoted in the "pink sheets" published by the National Daily Quotation Bureau, the greater of (a) the average of the mean between the average daily bid and average daily asked prices of the Shares during the thirty
(30) day period preceding the date of grant of an Option, as quoted in the "pink sheets" published by the National Daily Quotation Bureau, or (b) the mean between the average daily bid and average daily asked prices of the Shares on the date of grant, as published in such "pink sheets;" (ii) if the Shares are traded only otherwise than on a securities exchange and are quoted on NASDAQ, the greater of (a) the average of the mean between the closing bid and closing asked prices of the Shares during the thirty (30) day period preceding the date of grant of an Option, as reported by the Wall Street Journal and (b) the mean between the closing bid and closing asked prices of the Shares on the date of grant of an Option, as reported by the Wall Street Journal; (iii) if the Shares are admitted to trading on a securities exchange, the greater of (a) the average of the daily closing prices of the Shares during the ten (10) trading days preceding the date of grant of an Option, as quoted in the Wall Street Journal, or (b) the daily closing price of the Shares on the date of grant of an Option, as quoted in the Wall Street Journal, or (iv) if the Shares are traded only otherwise than as described in (i), (ii) or (iii) above, or if the Shares are not publicly traded, the value determined by the Committee in good faith based upon the fair market value as determined by completely independent and well qualified experts.

        19 TIME OF GRANTING OPTIONS. The time the Options shall be deemed granted, sometimes referred to herein as the "date of grant," shall be ____________, 2002.

        20 PRIVILEGES OF STOCK OWNERSHIP. Optionee will not be entitled to the privileges of stock ownership as to any shares not actually issued and delivered to Optionee. No shares shall be purchased upon the exercise of any Options unless and until, in the opinion of the Corporation's counsel, any then applicable requirements of and laws, or governmental or regulatory agencies having jurisdiction, and of any exchanges upon which the stock of the Corporation may be listed shall have been fully complied with.

        21 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. As used herein, the term "Adjustment Event" means an event pursuant to which the outstanding Shares of the Corporation are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities, without receipt of consideration by the Corporation, through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation or otherwise. Upon the occurrence of an Adjustment Event, (i) appropriate and proportionate adjustments shall be made to the number and kind and exercise price for the shares subject to the Options, and (ii) appropriate amendments to this Agreement shall be executed by the Corporation and Optionee if the Board of Directors determines that such an amendment is necessary or desirable to reflect such adjustments. If determined by the Board of Directors to be appropriate, in the event of an Adjustment Event which involves the substitution of securities of a corporation other than the Corporation, the Board of Directors shall make arrangements for the assumptions by such other corporation of the Options. Notwithstanding the foregoing, any such adjustment to the Options shall be made without change in the total exercise price applicable to the unexercised portion of the Options, but with an appropriate adjustment to the number of shares, kind of shares and exercise price for each share subject to the Options. The determination by the Board of Directors as to what adjustments, amendments or arrangements shall be made pursuant to this Section 8, and the extent thereof, shall be final and conclusive. No fractional Shares shall be issued on account of any such adjustment or arrangement.

        22 SECURITIES LAWS COMPLIANCE. The Corporation will diligently endeavor to comply with all applicable securities laws before any stock is issued pursuant to the Options. Without limiting the generality of the foregoing, the Corporation may require from the Optionee such investment



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representation or such agreement, if any, as counsel for the Corporation may consider necessary in order to comply with the Securities Act of 1933 as then in effect, and may require that the Optionee agree that any sale of the shares will be made only in such manner as is permitted by the Board of Directors. The Board of Directors may in its discretion cause the shares underlying the Options to be registered under the Securities Act of 1933 as amended by filing a Form S-8 Registration Statement covering the Options and the shares underlying the Options. Optionee shall take any action reasonably requested by the Corporation in connection with registration or qualification of the shares under federal or state securities laws.

        23 SHARES SUBJECT TO LEGEND. All certificates issued to represent shares purchased upon exercise of the Options which have not been registered shall bear the following legend:

               "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, and have been issued in reliance upon an exemption from the requirements for such registration for non-public offerings. Accordingly, the sale, transfer, pledge, hypothecation or other disposition of the securities evidenced hereby or any portion thereof or interest therein may not be accomplished in the absence of an effective opinion of counsel satisfactory in form and substance to the Company to the effect that such registration is not required".

        24 COMPLIANCE WITH APPLICABLE LAWS. The Corporation's obligation to issue shares of its Common stock upon exercise of the Options is expressly conditioned upon the completion by the Corporation of any registration or other qualification of such shares under state and/or federal laws or rulings or regulations of any governmental regulatory body, or the making of such investment representations or other representations and undertakings by the Optionee or any person entitled to exercise the Option in order to comply with the requirements of any exemption from any such registration or other qualification of such shares which the committee shall, in its sole discretion, deem necessary or advisable. Such required representations and undertakings may include representations and agreements that the Optionee or any person entitled to exercise the Option (i) is not purchasing such shares for distribution and
(ii) agrees to have placed upon the face and reverse of any certificates a legend setting forth any representations and undertakings which have been given to the Board of Directors or a reference thereto.

        25 MISCELLANEOUS.

               25.1 Binding Effect. This Agreement shall bind and inure to the benefit of the successors, assigns, transferees, agents, personal representatives, heirs and legatees of the respective parties.

               25.2 Further Acts. Each party agrees to perform any further acts and execute and deliver any documents which may be necessary to carry out the provisions of this Agreement.

               25.3 Amendment. This Agreement may be amended at any time by the written agreement of the corporation and the Optionee.

               25.4 Syntax. Throughout this Agreement, whenever the context so requires, the singular shall include the plural, and the masculine gender shall include the feminine and neuter genders. The headings and captions of the various Sections hereof are for convenience only and they shall not limit, expand or otherwise effect the construction or interpretation of this Agreement.



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               25.5 Choice of Law. The parties hereby agree that this Agreement has been executed and delivered in the State of California and shall be construed, enforced and governed by the laws thereof. This Agreement is in all respects intended by each party hereto to be deemed and construed to have been jointly prepared by the parties and the parties hereby expressly agree that any uncertainty or ambiguity existing herein shall not be interpreted against either of them.

               25.6 Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on the remaining provisions of this Agreement.

               25.7 Notices. All notices and demands between the parties hereto shall be in writing and shall be in writing and shall be served either by registered or certified mail, and such notices or demands shall be deemed given and made forty-eight (48) hours after the deposit thereof in the United States mail, postage prepaid, addressed to the party to whom such notice or demand is to be given or made, and the issuance of the registered receipt therefore. If served by telegraph, agency shall confirm to the sender, delivery thereof to the addresses. All notices and demands to Optionee may be given at the address which is carried on the Corporation's books and records. All notices and demands to the Corporation may be given at the principal office of the Corporation in California. Such parties may designate in writing from time to time such other place or places that such notices and demands may be given.

               25.8 Entire Agreement. This Agreement constitutes the entire Agreement between the parties hereto pertaining to the subject matter hereof, this Agreement supersedes all prior and contemporaneous Agreements and understandings of the parties, and there are no warranties, representations or other Agreements between the parties in connection with the subject matter hereof except as set forth or referred to herein. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision hereof (whether or not similar) nor shall waiver constitute a continuing waiver.

               25.9 Attorney's Fees. In the event that any party to this Agreement institutes any action or proceeding, including but not limited to, litigation or arbitration, to preserve, to protect or to enforce any right or benefit created by or granted under this Agreement, the prevailing party in each respective such action or proceeding shall be entitled, in addition to any and all other relief granted by a court or other tribunal or body, as may be appropriate, to an award in such action or proceeding of that sum of money which represents the attorneys' fees reasonably incurred by the prevailing party therein in filing or otherwise instituting and in prosecuting or otherwise pursuing or defending such action or proceeding, and additionally, the attorneys' fees reasonable incurred by such prevailing party in negotiating any and all matters underlying such action or proceeding and in preparation for instituting or defending such action or proceeding.

        26 EFFECT OF TERMINATION OF EMPLOYMENT. If an Optionee's employment or other relationship with the Corporation or a subsidiary terminates, the effect of the termination on the Optionee's rights to acquire shares shall be as follows:

               26.1 Termination for other than Disability, Cause or Death. If an Optionee ceases to be employed by, or ceases to have a relationship with, the Corporation or a subsidiary for any reason other than for disability, cause or death, such Optionee's Options shall expire not later than a three (3) month period and prior to the expiration of the Option by its terms, the Optionee may exercise any Option granted to him, but only to the extent such Options are exercisable on the date of termination of his employment or relationship and except as so exercised, such Options shall expire at the end of each three (3) month period unless such Options by their terms expire before such date. The decision as to whether a



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termination for a reason other than disability, cause or death has occurred shall be made by the Board of Directors, whose decision shall be final and conclusive, except that employment shall not be considered terminated in the case of sick leave or other bona fide leave of absence approved by the Corporation.

               26.2 Disability. If an Optionee ceases to be employed by, or ceases to have a relationship with, the Corporation or a subsidiary by reason of disability within the meaning of Code Section 22(e)(3), such Optionee's Options shall expire not later than one (1) year thereafter. During such one (1) year period and prior to the expiration of the Option by its terms, the Optionee may exercise any Option granted to him, but only to the extent such Options were exercisable on the date the Optionee ceased to be employed by, or ceased to have a relationship with, the Corporation or subsidiary by reason of disability. The decision as to whether a termination by reason of disability has occurred shall be made by the Board of Directors, whose decision shall be final and conclusive.

               26.3 Termination for Cause. If an Optionee's employment by, or relationship with, the Corporation or a subsidiary is terminated for cause, such Optionee's Option shall expire immediately; provided, however, the Board of Directors may, in its sole discretion, within thirty (30) days of such termination, waive the expiration of the Option by giving written notice of such waiver to the Optionee at such Optionee's last known address. In the event of such waiver, the Optionee may exercise the Option for such time, and upon such terms and conditions as if such Optionee had ceased to be employed by, or ceased or have a relationship with, the Corporation or a subsidiary on the date of such termination for a reason other than disability, cause or death. Termination for cause shall include termination for malfeasance or gross misfeasance in their performance of duties or conviction of illegal activity in connection therewith or any conduct detrimental to the interests of the Corporation or a subsidiary. The determination of the Board of Directors with respect to whether a termination for cause has occurred shall be final and conclusive.

               26.4 Death of an Optionee. If an Optionee ceases to be employed by, or ceases to have a relationship with, the Corporation by reason of death, Optionee's Options shall expire not later than six (6) months thereafter. During such six (6) month period and prior to the expiration of the Option by its term, such Options may be exercised by his executor or administrator or the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, but only to the extent such Options were exercisable on the date Optionee ceased to be employed by, or ceased to have a relationship with, the Corporation or a subsidiary by reason of death.

        27 NON-TRANSFERABILITY OF OPTIONS. The Options shall not be transferable, either voluntarily or by operations of law, otherwise than by will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by Optionee.

        IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first set forth above.

"CORPORATION"                                "OPTIONEE"

OPTIMUMCARE CORPORATION,
a Delaware Corporation


By:
   --------------------------------          -----------------------------------
      Edward A. Johnson,
      Chairman of the Board                  -----------------------------------
                                                          (Name)



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